Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings Announces Resolution with California’s Attorney General and

All Charges Dismissed Against Corporate Entities

BRENTWOOD, Tenn. – (October 24, 2016) AAC Holdings, Inc. (NYSE: AAC) announced that certain of its subsidiaries have reached a resolution with the Attorney General of the State of California. Under terms of a stipulated settlement, which was entered by court order on October 21, 2016, the Attorney General of the State of California has dismissed all criminal charges against the Company’s subsidiaries, American Addiction Centers, Inc. (formerly known as Forterus, Inc.), Forterus Health Care Services, Inc. and ABTTC, Inc. in the case entitled People v. McCausland, et al.

As part of the settlement, the Company has agreed to implement and maintain over the next three years certain compliance, internal audit and quality review programs to ensure high standards for safety, reliability and clinical outcomes for its operations in California. These programs will be monitored by an independent party for effectiveness at the Company’s expense. AAC will pay the State of California $549,986 for costs related to the legal proceedings and $200,000 as a civil monetary penalty.

Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings noted, “We are pleased to put this matter behind us and to clear the Company’s subsidiaries. We can now fully focus our commitment and passion on serving clients and their families who are overwhelmed by addiction in California and throughout the United States.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of acquisitions; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (vii) our failure to achieve anticipated financial results from prior acquisitions; (viii) a disruption in our ability to perform definitive drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business and reputation and potential economic consequences associated with the civil securities claims brought by shareholders; (xi) our inability to agree on conversion and other terms for the balance of convertible debt; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiv) our inability to integrate newly acquired facilities;; and (xv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.